Exhibit 21.1

List of Subsidiaries of TransUnion Corp.

Trans Union International Inc.	DE
Source USA Insurance Agency, Inc.	IL
TransUnion International Holdings LLC	DE
TransUnion HealthCare LLC	DE
Diversified Data Development Corporation	CA
Financial Healthcare Systems, LLC	CO
TransUnion Teledata LLC	OR
Decision Systems, Inc.	GA
TransUnion Exchange Corporation	CA
TransUnion Reverse Exchange Corporation	DE
TransUnion Intelligence LLC	NV
TransUnion Rental Screening Solutions, Inc.	DE
INSDEC LLC	DE
TransUnion Consumer Solutions LLC	DE
Trans Union Content Solutions LLC	DE
TransUnion Interactive, Inc.	DE
Title Insurance Services Corporation	SC
Trans Union LLC	DE
TransUnion Corp.	DE
TransUnion Marketing Solutions, Inc.	IL
Trans Union Real Estate Services, Inc.	DE
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
TransUnion Financing Corporation	DE
ITC Botswana (Pty) Ltd.	Botswana
Crivo Sistemas em Informatica S.A.	Brazil
Mandurah Participacoes Ltda.	Brazil
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
Databusiness S.A.	Chile
TransUnion Information Technology (Beijing) Co., Ltd.	China
TransUnion Colombia Ltda.	Colombia
Trans Union Costa Rica, TUCR, S.A.	Costa Rica
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
TransUnion S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
Trans Union Guatemala, S.A.	Guatemala
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Honduras Buro de Credito, S.A.	Honduras
TransUnion Limited	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Information Services Limited	Hong Kong
Credit Information Services Limited	Hong Kong
Trans Union Software Services Private Limited	India
Trans Union (Israel) Ltd.	Israel
TransUnion Jamaica Limited	Jamaica
TransUnion Kenya Limited	Kenya
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Beheer en Beleggingsmaatchapij Stivaco B.V.	Netherlands
Vail Systemen Groep, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
TransUnion Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions, Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
ITC Recoveries (Pty) Ltd.	South Africa
Collection Support Services (Pty) Ltd.	South Africa
TransUnion HPI (Pty) Ltd.	South Africa
Campbell’s Consumer Enquiry (Pty) Ltd.	South Africa
SA Legal Contractors (Pty) Ltd.	South Africa
Elabadia Investment (Proprietary) Ltd.	South Africa
TransUnion Mead & McGrouther (Pty) Ltd.	South Africa
Eastvaal Credit Bureau (Pty) Ltd.	South Africa
Greyling’s Credit Control (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa
Commercial Information Agency (Pty) Ltd.	South Africa
ITC Trace Team (Pty) Ltd.	South Africa
ITC MarketMap (Pty) Ltd.	South Africa
TransUnion CGS (Pty) Ltd.	South Africa
TransUnion Auto Information Solutions	South Africa
Autolocator (Pty) Ltd.	South Africa
TransUnion ITC (Pty) Ltd.	Swaziland
Credit Reporting Services Limited	Trinidad & Tobago
TransUnion Company of Vietnam Ltd.	Vietnam
Trans Union (Private) Ltd.	Zimbabwe